Senesco Technologies’ Lead Therapeutic Candidate SNS01-T Granted Orphan Drug Status from FDA for Treatment of Multiple Myeloma

New Brunswick, N.J. (January 3rd, 2011) — Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE Amex: SNT), announced today that the U.S. Food and Drug Administration (FDA) has granted orphan drug designation for the company’s lead drug candidate SNS01-T for treatment of multiple myeloma. As a result, the company is eligible to receive a number of benefits, including tax credits, access to grant funding for clinical trials, accelerated FDA approval, allowance for marketing exclusivity after drug approval for a period of as long as seven years and  potential exemption from the FDA's prescription drug application fee.

“We are pleased that the FDA has granted orphan drug status for our lead therapeutic candidate SNS01-T as we prepare to begin our clinical studies in multiple myeloma,” said Leslie J. Browne, Ph.D., Chief Executive Officer. “Orphan drug designation can provide us with significant regulatory and financial advantages to rapidly move our candidate forward in clinical trials. We believe that the tumor growth inhibition observed during preclinical studies is very promising and that orphan drug status could allow Senesco to accelerate clinical development and hopefully make this therapy available to patients sooner.”

The United States Orphan Drug Act of 1983 was created to promote the development of new drug therapies for the treatment of diseases that affect fewer than 200,000 individuals in the United States.  Multiple myeloma is a cancer of plasma cells, a type of white blood cell normally responsible for the production of antibodies, in which abnormal cells accumulate in the bone marrow leading to bone lesions and interfering with the production of normal blood cells. Up to two-thirds of patients with the disease currently survive less than 5 years. Senesco was previously granted $244,479 in immediately available funds from the U.S. government under the Qualified Therapeutic Discovery Project (“QTDP”) in connection with the Company’s multiple myeloma program.

About Senesco Technologies, Inc.

Senesco Technologies is leveraging proprietary technology that regulates programmed cell death, or apoptosis. Accelerating apoptosis may have application in treating cancer, while delaying apoptosis may have application in certain inflammatory and ischemic diseases. The Company is preparing to initiate a human clinical trial in multiple myeloma with its lead therapeutic candidate SNS01-T. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology, and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; success of the Company’s preliminary studies and preclinical research; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE/AMEX, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Company Contact:
Senesco Technologies, Inc.
Leslie J. Browne, Ph.D.
President & CEO
732-296-8400
or
Investor Relations Contact:
CEOcast, Inc.
Dan Schustack,
212-732-4300
dschustack@ceocast.com